UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	April 19, 2010

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)
Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100	45202
(Registrant's telephone number, including area code)	Zip Code

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(b)    DEPARTURE OF DIRECTORS

On April 19, 2010, Charles R. Lee and Ralph Snyderman retired from The Procter & Gamble Company (the "Company") Board of Directors (the "Board") in accordance with the Board's customary retirement age for directors as set forth in the Board's Corporate Governance Guidelines.  As a result of these retirements, the Board has designated Patricia A. Woertz as the new Chair of the Audit Committee and Scott D. Cook as the new Chair of the Innovation & Technology Committee.

The Company is filing this 8-K pursuant to Item 5.02(b), "Departure of Directors."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROCTER & GAMBLE COMPANY

BY:  /s/ E. J. WUNSCH
 E. J. Wunsch
 Assistant Secretary
 April 20, 2010

EXHIBIT(S)

99.    News Release by The Procter & Gamble Company dated April 20, 2010.